UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021 (April 19, 2021)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56128	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on March 3, 2017, 1847 Holdings LLC (the “Company”), through its subsidiary, 1847 Neese Inc. (“1847 Neese”), acquired all of the issued and outstanding capital stock of Neese, Inc., an Iowa corporation (“Neese”) from Alan Neese and Katherine Neese, pursuant to a stock purchase agreement entered into by the parties, for an aggregate purchase price of (i) $2,225,000 in cash (subject to adjustment), (ii) 450 shares of the common stock of 1847 Neese, constituting 45% of the capital stock of 1847 Neese, (iii) the issuance of a vesting promissory note in the principal amount of $1,875,000, and (iv) the issuance of a short term promissory note in the principal amount of $1,025,000. As a result of the acquisition, the Company owned 55% of the issued and outstanding capital stock of 1847 Neese, and Alan Neese and Katherine Neese owned 45% of the issued and outstanding capital stock of 1847 Neese.

On April 19, 2021, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Alan Neese and Katherine Neese (collectively, “Buyer”), pursuant to which Buyer agreed to purchase from the Company its 550 shares of common stock of 1847 Neese, constituting 55% of the issued and outstanding capital stock of 1847 Neese (the “Transaction”) for an aggregate purchase price of $325,000 in cash. As a result of the Transaction, Buyer owns all of the issued and outstanding capital stock of 1847 Neese.

Buyer shall within thirty (30) days following the closing of the Transaction change the name of 1847 Neese by amending its Certificate of Incorporation in the State of Delaware so that it does not include the number 1847 or the words Eighteen Forty Seven or any other name that would be confusingly similar to the Company’s name and shall provide the Company with written evidence of such name change. In addition, within fifteen (15) days following closing of the Transaction, the Company shall limit the usage of Neese, Inc. at its website to listing Neese, Inc. as a formerly owned company. Effective upon the closing of the Transaction, Ellery Roberts resigned from all positions he held at 1847 Neese.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

Pro forma financial information will be filed by an amendment to this Form 8-K within 75 calendar days of the date of the Stock Purchase Agreement.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated April 19, 2021, among 1847 Holdings, LLC, Alan Neese and Katherine Neese

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: April 23, 2021	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated April 19, 2021, among 1847 Holdings, LLC, Alan Neese and Katherine Neese